Exhibit 32.1

CERTIFICATION
Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002
Each of the undersigned, James F. Gooch, Co-Interim Chief Executive Officer and Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of Lands’ End, Inc. (the “Company”) and Joseph M. Boitano, Co-Interim Chief Executive Officer and Executive Vice President, and Chief Merchandising and Design Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 28, 2016 (the “Report”).
Each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 1, 2016

/s/ James F. Gooch
James F. Gooch
Co-Interim Chief Executive Officer and Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer (Co-Principal Executive Officer and Principal Financial Officer)

December 1, 2016

/s/ Joseph M. Boitano
Joseph M. Boitano
Co-Interim Chief Executive Officer and Executive Vice President, and Chief Merchandising and Design Officer (Co-Principal Executive Officer)